Exhibit 10.4

Labor Contract

Home Inns Hotel Management (Beijing Limited)

Shanghai Home Inns Hotels Management Limited

Party A: Home Inns Hotels Management (Beijing) Limited

Signature of Legal Representative: [seal]

Or Signature of Appointed Proxy:

Address of Party A: Number 3, Yongxiang Lane, Xizhimennei, Beijing

Party B: Liang Ri Xin

Educational Level: Postgraduate

Sex: Female

Date of birth: March 1, 1955

ID Number: 110102195503012764

Postal Code:

Residential Address: No. 6-2-502, 240, Xie Street, Gao Liang Bridge, [illegible] District, Beijing

Street Office: Zhanlan Road Office

I) Term of the Labor Agreement

Article 1

The term of this agreement is 2 years. This agreement shall come into effect on June 1, 2006, and shall expire on December 31, 2008. The term for this agreement includes (excludes) a probation period and an internship period, where the probation period is 1 month.

II) Job Content

Article 2

Party B shall take up the role of a COO in the Company Head Office department. Party B shall, as requested by Party A, complete the specified job responsibilities based on the required quantity and the required quality within the specified time.

Article 3

If work requires, Party A shall have the right to change the department and job position of Party B.

III) Working Hours

Article 4

Party A shall arrange Party B to work under an integrated work system.

Party B shall work at fixed hours, and work for 8 hours a day, 40 hours a week (excluding lunch hours and rest periods).

Party B shall hold a job whose working hours is computed on an integrated basis, and within an approved working hours cycle, the average number of working hours shall not exceed that allowed by the law.

If Party B will work without fixed hours, he/she may organize his/her work and rest hours on his/her own discretion as long as he/she can guarantee that the work assigned by Party A can be completed.

Article 5

If Party A arranges Party B to work overtime, it shall make time for Party B to take breaks with corresponding lengths.

IV) Job Remuneration

Article 6

Party A shall pay job remuneration in accrual, where salary shall be paid to Party B on the 10th day of each month in cash or through bank transfer. The salary standard shall strictly comply with the “Regulations for Salary Management” and the “Regulations for the Management of Work Attendance” that are formulated by Party A.

Article 7

Other provisions that are made between Party A and Party B regarding salary.

V) Labor Protection

Article 8

Party A shall provide Party B with a working environment and labor tools that comply with the State regulations, and provide for labor protection equipment that are safe, suitable and effective.

Article 9

Party A is responsible for the education and training of Party B with regard to political ideologies, work ethics, business technologies, labor health and safety, and relevant rules and regulations.

VI) Insurance and Benefits

Article 10

Party A and Party B shall make various social insurance payments for care of the elderly, unemployment and basic medical treatment in accordance with the relevant regulations of the State and the Beijing Municipality.

VII) Labor Discipline

Article 11

Party B shall comply with the State laws and regulations, the “Staff Handbook” and various items in the rules and regulations that are stipulated by Party A in accordance with the law, and shall take good care of Party A’s property, comply with the work ethics, and uphold Party A’s business confidentiality.

VIII) Modifications, Discharge, Termination and Renewal of Labor Agreement

Article 12

If there are changes to the laws, administrative rules and regulations that are relied upon when this agreement is executed, both Parties A and B shall modify the relevant contents through negotiation.

Article 13

If there are material changes to the business conditions, business scope and business scale from those at the time of execution of this agreement, both Parties A and B may modify the relevant contents through negotiation.

Article 14

This agreement may be discharged in the event that both Parties A and B come to a unanimous agreement after negotiations.

Article 15

In the event that any one of the following circumstances occurs to Party B, Party A may discharge this agreement:

1. It is proven during the probation period that Party B does not satisfy the conditions of employment;

2. Party B violates labor disciplines or the rules and regulations of Party A;

3. Party B is involved in breach of duties or malpractices for selfish ends, thereby causing significant damages to the economic interests or reputation of Party A;

4. Party B is investigated by a judicial unit for his criminal act in accordance with the law;

Article 16

In the event that any one of the following circumstances occurs vis-à-vis Party B, Party A may discharge this agreement provided that Party A informs Party B in writing 30 days in advance:

1. Party B suffers from sickness or non-work-related injuries, and after completion of medical treatment is unable to take up his original job nor any other kind of job reassigned by Party A;

2. Party B is incompetent at his job, even after training or after readjusting the job position;

3. There are significant changes to the objective circumstances that are relied upon when this contract is executed, resulting in the failure of execution of this contract. In addition, an agreement cannot be reached in relation to the modification of this Labor Agreement after negotiation between Parties A and B.

Article 17

In the event that any one of the following circumstances occurs vis-à-vis Party B, Party A cannot discharge this agreement:

1. Party B suffers from sickness or non-work-related injuries, and is within the prescribed period for receiving medical treatment;

2. Party B is in pregnancy, delivery or breast-feeding period;

3. Party B has completed his/her active period of military service or has been reallocated new job in the industrial field due to rural land requisition, and has joined the work force for no more than three years;

4. Party B is serving his/her period of military service obligations.

Article 18

If Party B is desirous of discharging this agreement, he/she shall give a written notification to Party A 30 days in advance, and only upon the consent of Party A shall he/she be able to go through the procedures of resigning from his/her job position in accordance with the provisions in this Labor Agreement, and the agreement shall be terminated immediately. If, prior to obtaining Party A’s consent, Party B leaves his/her job position on his/her own discretion, the leave shall be deemed as a strike and handled accordingly, and for any economic loss that is caused to Party A consequently, Party A shall have the right to request economic compensation from Party B and the work unit that employs Party B.

Article 19

In the event that any one of the following circumstances occurs, Party B can at any time notify Party A and discharge this agreement:

1. During the probation period;

2. Party A forces Party B to work by way of violence, threats, or illegal restriction of personal liberty;

3. Party A fails to pay the labor remuneration or provide the labor conditions in accordance to the provisions in this agreement.

Article 20

Upon expiration of this agreement, this Labor Agreement shall terminate immediately, and the Labor Agreement may be renewed by negotiations between Parties A and B. Upon the retirement or resignation of Party B, or upon the occurrence of a condition for discharge as stipulated in this agreement, this agreement shall be terminated immediately.

IX) Liabilities for Breach of the Labor Agreement

Article 21

If Party A or B breaches this agreement and thereby causes economic loss to the other party, it shall make compensation to the other party in accordance with the magnitude of the consequences and responsibilities involved.

Article 22

If Party B breaches the stipulations relating to business and technology confidentiality of the company, and thereby causes damages to Party A, it shall bear all the legal responsibilities.

Article 23

In the event that this agreement cannot be performed due to reasons of force majeure, the parties herein shall not bear any legal responsibilities.

X) Resolution of Labor Disputes

Article 24

In the event that any dispute occurs during the performance of this agreement, both Parties A and B may seek mediation at the Labor Dispute Mediation Committee of this company. If the mediation is unsuccessful, either party may apply for arbitration, and shall apply for an arbitration from the local Labor Dispute Arbitration Committee within 60 days from the date the dispute arises. The parties may also directly apply for arbitration without going through the Labor Dispute Mediation Committee of the company. If there is any dissatisfaction with the arbitration award, an appeal can be made to the People’s Court within 15 days after receiving the arbitration award.

XI) Miscellaneous

Article 25

The aforesaid agreements of Party A, the current regulations that have been discussed and passed by the Board of Directors of the company, and future regulations that may be established shall be attached to this agreement and have the same legal binding force as this agreement.

Article 26

If there are any changes to the legal representative of Party A or the appointed proxy of the legal representative, this agreement shall continue to be effective.

Article 27

If there are any unresolved matters in this agreement, this agreement may be modified or supplemented with a unanimous consent of both Parties A and B after negotiations. If there is any conflict between this agreement and the relevant stipulations of the State and the Beijing Municipality, the relevant stipulations of the State and the Beijing Municipality shall prevail.

Article 28

This agreement shall have two counterparts, and Parties A and B shall each hold one counterpart.

Party A (Seal): [seal: Home Inns Hotels Management (Beijing) Limited]

Signature of Legal Representative: /s/

Date	of signature: January 1, 2006

Signature of Party B: /s/ Liang Ri Xin

Date of signature: January 1, 2006